UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest event Reported):  April 25, 2008 (April 21, 2008)

NEVSTAR CORPORATION

(Exact name of registrant as specified in Charter)

Nevada	000-21071	88-0309578
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

123 Chuangye Road
Haizhou District, Fuxin City,
Liaoning Province, P.R.C. 123000

(Address of Principal Executive Offices)

86-418-3995066

(Registrant's telephone number, including area code)

_____________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Bylaws

On April 21, 2008, the board of directors of Nevstar Corporation (the "Company") adopted Amended and Restated Bylaws, which substantially revised the Company's existing Amended and Restated Bylaws. The following is a summary of certain provisions of the Amended and Restated Bylaws adopted by the Company's board of directors and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 to this Report.

Generally, the Amended and Restated Bylaws update the Company's former Amended and Restated Bylaws. The modifications to the former Amended and Restated Bylaws include:

(a) special meetings of stockholders shall now be called by the President or Secretary of the Company at the request in writing of the holders of not less than one-fourth of all the shares issued, outstanding and entitled to vote, as opposed to the Company's previous Amended and Restated Bylaws, which required one-tenth of such holders;

(b) the Amended and Restated Bylaws provide that at any meeting of stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than 6 months prior to such meeting, unless such instrument provides for a longer period, while the Company's former Amended and Restated Bylaws provided that such proxies be dated not more than 11 months prior to such meeting, unless such instrument provided for a longer period;

(c) the Amended and Restated Bylaws provide that any action required or permitted to be taken at a meeting of the stockholders of the Company may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by stockholders holding at least a majority of the voting power; provided that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required, while the Company's former Amended and Restated Bylaws required that such written consents be signed by all of the stockholders entitled to vote with respect to the subject matter thereof;

(d) the number of directors of the Company shall now be fixed as the board of directors may from time to time designate, while the Company's current Amended and Restated Bylaws provide that the number of directors be at least one (1) and not more than eleven (11), as the board of directors may designate;

(e) any director of the Company may now be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least two-thirds of the voting power of the issued and outstanding stock entitled to vote, while the Company's prior Amended and Restated Bylaws required a majority;

(f) a new provision providing that the Company's board of directors may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Company's classes or series;

(g) the Amended and Restated Bylaws provide that the Company's board of directors shall fix the fiscal year end, while the former Amended and Restated Bylaws stated that the fiscal year end was June 30; and

(h) a new provision providing that in all offerings of securities pursuant to Regulation S of the Securities Act, the Company shall require that its stock transfer agent refuse to register any transfer of securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Act or an available exemption thereunder;

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Change in Fiscal Year

On March 31, 2008, the Company's board of directors approved a change in the Company's fiscal year end from June 30 to December 31, subject to approval of an amendment of the Company's Amended and Restated Bylaws, in connection with the Company's reverse acquisition transaction with Dollar Come Investments Limited, as more particularly described in the Company's current report on Form 8-K that was filed on March 31, 2008. As a result of the Company's adoption of the Amended and Restated Bylaws described above, the Company's fiscal year end is now December 31.

Item 9.01     Financial Statements And Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company, adopted on April 21, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVSTAR CORPORATION

	By:	/s/Lihui Song
Lihui Song
President and Chief Executive Officer

Dated: April 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated Bylaws of the Company, adopted on April 21, 2008.